EXHIBIT 99.1
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                                               FOR IMMEDIATE RELEASE
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CONTACT:    Sunrise Technologies
            Ed Coghlan, VP Corporate Communications
            & Investor Relations, (510) 771-2399
            Susan Lorigan, (510) 623-9001

            MEDIA CONTACTS:
            Deborah Vaswani, Cell (310) 567-7048; Office (310) 966-5500
            Todd Appleman, Cell (310) 567-7042; Office (310) 966-5500



            APPROVAL OF SUNRISE HYPERION[trademark] LTK SYSTEM
                RECOMMENDED BY FDA OPHTHALMIC DEVICES PANEL
                FOR TREATMENT OF LOW TO MODERATE HYPEROPIA
                              WITH CONDITIONS



FREMONT, CA, JANUARY 13, 2000 - Sunrise Technologies International, Inc. (NASDAQ/NMS: SNRS) today announced that the Ophthalmic Devices Panel (ODP), an advisory committee of the U.S. Food and Drug Administration (FDA), has unanimously voted to recommend that the FDA approve the Sunrise Hyperion [trademark] LTK (Laser Thermal Keratoplasty) System in the United States for the temporary reduction of low to moderate hyperopia (farsightedness) in the range of +0.75 to +2.50 diopters with conditions.

"This is a victory for ophthalmology and the farsighted patients in the United States," said C. Russell Trenary III, President and CEO of Sunrise Technologies. "We eagerly look forward to working closely with the FDA in the coming weeks to obtain final approval for the Sunrise Hyperion [trademark] LTK System, which is the first technology designed specifically for the treatment of farsightedness."

The recommended conditions are limited to labeling issues regarding patient symptoms, longevity of effect, and the effect of retreatment. The Company will immediately begin discussions with the FDA Ophthalmic Devices staff to resolve any issues.

Among those attending the ODP meeting was world renowned ophthalmologist Charles Kelman, M.D., who recently underwent the Sunrise LTK procedure as part of a current LTK U.S. clinical trial. Speaking before the ODP, Dr. Kelman observed, "The difference between hyperopia and myopia is severe. When you are hyperopic such as I am, you have no clear distance or near vision. I had been wearing contacts, but was at a point that I had to do something because my eyes were becoming too dry to wear them comfortably. I looked very carefully at the procedures available for treatment of hyperopia, and decided that LTK was the best option.

"There is a tremendous need for the Sunrise LTK procedure for patients who can no longer wear contacts," he said. " It was the only solution for someone like me. There are tens of thousands of people who can benefit from the Sunrise LTK procedure."


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Sunrise Technologies Receives Conditional FDA Panel Approval
Page 2 of 3


Brian S. Boxer Wachler, M.D., an investigator for the Sunrise Technologies LTK U.S. clinical trials, provided the following statement about the Sunrise Hyperion[trademark] LTK System: "LTK represents the next level in the field of vision correction. It is the ideal 'no-touch' laser vision correction for farsightedness. LTK is quick, easy and painless for the patient and LTK has an extremely high level of safety." Dr. Boxer Wachler currently serves as the Director of Refractive Surgery and Assistant Professor of Ophthalmology of the Jules Stein Eye Institute at the UCLA Department of Ophthalmology.

Said Mr. Trenary, "At today's ODP meeting, our clinical data showed that patients can experience an immediate improvement in vision and a demonstrated longevity of effect with a surgery that takes only a few seconds to perform and has an excellent safety profile. Our clinical experience suggests that the Sunrise Hyperion[trademark] LTK System has the potential to 'turn back the clock' and mimic the vision a patient had 10 or 20 years before."

He noted that the dialogue at today's meeting reflected the growing awareness in the ophthalmic community that hyperopia is a condition that is much different from myopia. It is common for individuals to experience a shift toward hyperopia after they reach the age of 40.

In addition to Dr. Kelman, other patients and physicians who have had personal experience with the Sunrise Hyperion[trademark] LTK System appeared before the ODP to illustrate the difference between hyperopia and myopia, as well as the benefits of the Sunrise LTK procedure.

Among these patients was Marybeth Weissberger, the first patient in the Sunrise LTK U.S. clinical trials, which began in 1997.

"I had been wearing bifocals and couldn't see anything anymore," she said, showing her old glasses to the Panel. The Sunrise LTK procedure was attractive to her because "I read up on LTK and saw that there was no cutting and no anesthesia involved."

Of her experience with the Sunrise LTK procedure, Ms. Weissberger said, "It's basically changed my whole life. I still have 20/20 vision in my right eye and 20/10 in my left eye. It's just the greatest thing. Today is my birthday and I'm 48 years old, and I hope I will never need these glasses again. To me, it's the safest thing anyone can do."

According to Jeannie G. Cecka, Sunrise's Vice President of Clinical and Regulatory Affairs, data on 612 eyes were submitted in the PMA reviewed today.

"Our data showed that patients experienced a significant improvement in their visual acuity from pre-operative levels with virtually no side effects," she said. "Thanks to the high quality of the clinical investigators, this was an extremely well-run study. We thank the FDA and our clinical investigators for the effort that was necessary to enable Sunrise to present our findings today."

According to Mr. Trenary, there is a large potential market for the Sunrise Hyperion[trademark] LTK System. Hyperopia is the most common refractive error of the American population, according to an independent research study known as The Baltimore Eye Study* (conducted by investigators from Johns Hopkins University and supported by grants from the National Institutes of Health).


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Sunrise Technologies Receives Conditional FDA Panel Approval
Page 3 of 3



This Study revealed that by the year 2000, nearly 118 million Americans will be age 40 and over, and about 60 million of them will be hyperopic.
Of these 60 million, about 62%, or 37 million, are expected to have low to moderate hyperopia from +0.75 to 2.50 diopters (the initial application for approval of the Sunrise Hyperion[trademark] LTK System); 30% or nearly 28 million will have hyperopia from +2.75 to +4.0 diopters; and 8%, or nearly 5 million will have hyperopia of more than 4.0 diopters (the measure of the focusing power of the eye).

The Company believes that the Sunrise Hyperion[trademark] LTK System offers an elegant and simple surgical technique for the treatment of hyperopia. Two rings of laser energy are applied to the mid-periphery of the cornea at the six and seven millimeter zones, gently heating the collagen. This shrinks the collagen, causing the cornea to steepen. No instrumentation touches the eye, and no corneal tissue is cut or removed during the Sunrise procedure, thereby contributing to the excellent safety profile of the technique as shown in clinical trials.

Sunrise Technologies International, Inc. is a refractive surgery company based in Fremont, California, that is developing holmium:YAG laser-based systems that utilize a patented process for shrinking collagen developed by Dr. Bruce Sand (the "Sand Process") in correcting ophthalmic refractive conditions.

Except for historical information, this news release contains certain forward-looking statements that involve risk and uncertainties, which may cause actual results to differ materially from the statements made including market potential, regulatory clearances, business growth, and other risks listed from time to time in the Company's Securities and Exchange Commission (SEC) filings. These forward-looking statements represent the Company's judgment, as of the date of this release, and the Company disclaims any intent or obligation to update these forward-looking statements.




                                  #  #  #


     *  (Published in Investigative Opthalmology & Visual Science, February
1997)

      Caution: Investigational device. Federal law restricts this device to investigational use in the U.S. Internet users can access Sunrise's World Wide Web site at http://www.sunrise-tech.com.